Exhibit 10.9

FORM OF

THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

Dated as of _________ ___, 2006

Between

BUCKEYE PIPE LINE COMPANY, L.P.

and

MAINLINE L.P.

TABLE OF CONTENTS

Article I	Engagement of the Manager

Article II	Powers and Duties of the Manager

Section 2.1	Powers of the Manager
Section 2.2	Duties of the Manager
Section 2.3	Outside Activities

Article III	Liability of the Manager; Indemnification

Section 3.1	Liability of the Manager
Section 3.2	Indemnification

Article IV	Reimbursement

Article V	No Interest Conveyed to the Manager

Article VI	Termination; Successor Manager

Section 6.1	Termination
Section 6.2	Successor Manager

Article VII	Reports, Records and Access

Article VIII	General Provisions

Section 8.1	Reliance by Third Parties
Section 8.2	Address and Notices
Section 8.3	Headings
Section 8.4	Binding Effect
Section 8.5	Integration
Section 8.6	Waiver
Section 8.7	Counterparts
Section 8.8	Accounting Principles
Section 8.9	Severability
Section 8.10	Applicable Law

i

THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”), dated as of _________ ___, 2006, is entered into between BUCKEYE PIPE LINE COMPANY, L.P., a Delaware limited partnership (the “Partnership”), and MAINLINE L.P., a Delaware limited partnership (the “Manager”).

WITNESSETH:

WHEREAS, the Partnership was formed to engage in any lawful activity for which limited partnerships may be organized under the laws of the State of Delaware;

WHEREAS, the Partnership and Buckeye GP LLC entered into an Amended and Restated Management Agreement dated as of December 15, 2004 (the “Prior Agreement”);

WHEREAS, Buckeye GP LLC assigned and transferred certain assets and liabilities, including its interest in the Prior Agreement and its general partner interest in the Partnership, to the Manager pursuant to an Assignment and Assumption Agreement dated as of the date of this Agreement; and

WHEREAS, the Partnership and the Manager desire to amend and restate the Prior Agreement to confirm the Partnership’s engagement of the Manager to manage, operate, direct and exercise full and exclusive control over the business and affairs of the Partnership, and the Manager’s acceptance of such appointment, in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

ENGAGEMENT OF THE MANAGER

The Partnership hereby engages the Manager as the Partnership’s managing agent, and the Manager accepts its engagement by the Partnership, to manage, operate, direct and exercise full and exclusive control over the business and affairs of the Partnership, subject to the restrictions contained in this Agreement, the Amended and Restated Agreement of Limited Partnership, dated as of _________ ___, 2006, between the Manager and the Partnership (as amended from time to time, the “Partnership Agreement”), and the Amended and Restated Agreement of Limited Partnership, dated as of _________ ___, 2006 (as amended from time to time, the “MLP Partnership Agreement”), of Buckeye Partners, L.P., a Delaware limited partnership (the “MLP”).  Individual members of the group consisting of the MLP and its consolidated subsidiaries (including the Partnership) are referred to herein as “Group Members.”

ARTICLE II

POWERS AND DUTIES OF THE MANAGER

Section 2.1                                      Powers of the Manager

Subject to such limitations as may be imposed by law, this Agreement, the Partnership Agreement or the MLP Partnership Agreement (including any provisions relating to separateness of the Partnership from other entities), the Manager is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

(a)           to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

(b)           to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;

(c)           to own, use and invest the assets of the Partnership;

(d)           to purchase or sell products, services and supplies;

(e)           to make tax, regulatory and other filings with, and to render periodic and other reports to, governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

(f)            to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

(g)           to negotiate, execute and perform any contracts, conveyances or other instruments;

(h)           to make allocations of income and deductions of the Partnership and make distributions in accordance with the Partnership Agreement;

(i)            to utilize the services of officers and employees of the Manager or of any other entities and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

(j)            to maintain insurance for the benefit of the Partnership and its partners;

(k)           to form, participate in or contribute or loan cash or property to limited or general partnerships, limited liability companies, corporations, other entities, joint ventures or similar arrangements;

(l)            to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development; and

(m)          to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;

in each case at such times and upon such terms and conditions as the Manager deems appropriate or necessary and subject to any express restrictions on such powers as provided in the Partnership Agreement. The parties hereto acknowledge that so long as the Manager is the general partner of the Partnership under the Partnership Agreement (the “General Partner”), the Manager shall have and be entitled to exercise all of the same hereunder as the General Partner is entitled to have and entitled to exercise under the Partnership Agreement.

Section 2.2                                      Duties of the Manager

The Manager shall manage the business and affairs of the Partnership in the manner which the Manager deems appropriate or necessary.  Without limiting the generality of the foregoing, the Manager’s duties shall include the following:

(a)           to take possession of the assets and properties of the Partnership;

(b)           to staff and operate the business of the Partnership with the officers and employees of the Manager or of other entities;

(c)           to render or cause to be rendered engineering, environmental and other technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

(d)           to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

(e)           to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership;

(f)            to prepare, on an annual and quarterly basis, financial statements of the Partnership, which, in the case of annual financial statements, shall have been audited by a nationally recognized firm of independent certified public accountants selected by the Manager, and to furnish to the Partnership such other information and reports concerning the conduct of the business and affairs of the Partnership as the Partnership shall reasonably require;

(g)           to deposit all funds of the Partnership in such account or accounts as shall be designated by the Manager (which funds shall not be commingled with the funds of the Manager);

(h)           to maintain records of the assets owned by the Partnership and books of account and to make such records and books of account available for inspection by the Partnership or its duly authorized representatives during regular business hours at the principal office of the Manager;

(i)            to prepare and distribute in a timely manner to all partners of the Partnership tax information reasonably required for federal, state and local income tax reporting purposes;

(j)            to cause to be filed such certificates and to do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership in all relevant jurisdictions; and

(k)           to conduct the business and affairs of the Partnership in accordance with the Partnership Agreement and all applicable laws, rules and regulations;

in each case in such a manner as the Manager deems appropriate or necessary.

Section 2.3                                      Outside Activities

Subject to such limitations as may be imposed pursuant to the terms of the Partnership Agreement, the affiliates of the Manager (but not including any Group Member)  shall be entitled to and may have business interests and engage in business activities in addition to those relating to the business of the Partnership, including business interests and activities in direct competition with the Partnership, for their own accounts and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership or any of its partners. Neither the Partnership nor any of its partners shall have any rights by virtue of this Agreement or the relationship created hereby in any such business interests.

ARTICLE III

LIABILITY OF THE MANAGER; INDEMNIFICATION

Section 3.1                                      Liability of the Manager

Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, neither the Manager, any affiliate of the Manager, any person who is or was a director, officer, manager, member, employee or agent of the Manager or any such affiliate or any person who is or was serving at the request of the Manager or any such affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another person (each an “Indemnitee” and collectively, the “Indemnitees”) shall be liable to the Partnership or any of its partners for any action taken or omitted to be taken by such Indemnitee, provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an action or omission involves bad faith or willful misconduct.

Section 3.2                                      Indemnification

(a)           The Partnership shall, to the fullest extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Indemnitee’s status as (x) a general partner or affiliate thereof or (y) a director, officer, manager, member, partner, employee, or agent of the Manager or an affiliate or (z) a person serving at the request of the Manager in another entity in a similar capacity and which relates to this Agreement or the property, business, affairs or management of the Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such demand, claim, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).

(b)           Expenses (including legal fees and expenses) incurred in defending any proceeding subject to Section 3.2(a) shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

(c)           The indemnification provided by Section 3.2(a) shall be in addition to any other rights to which an Indemnitee may be entitled and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

(d)           To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by such Indemnitees in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify such Indemnitees against such liability under the provisions of this Agreement.

(e)           An Indemnitee shall not be denied indemnification in whole or in part under Section 3.2(a) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Partnership Agreement.

(f)            The provisions of this Article III are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons.

(g)           As used in this Agreement, the term “affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with, the person in question.

ARTICLE IV

REIMBURSEMENT

Except as otherwise provided in the Fourth Amended and Restated Exchange Agreement, dated as of _________ ___, 2006, among Holdco, the Manager, the Partnership, Buckeye GP LLC, the MLP and other Group Members, the Partnership shall promptly reimburse the Manager for all costs and expenses (direct or indirect) incurred by the Manager which are directly or indirectly related to the business or activities of the Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the Manager by its affiliates).

The Partnership shall also promptly reimburse any former Manager for all such costs incurred by it after a successor becomes the Manager hereunder. If the former Manager has been removed, these costs may include any severance costs required as a result of such former Manager ceasing to be the Manager of the Partnership.

ARTICLE V

NO INTEREST CONVEYED TO THE MANAGER

This Agreement is a management agreement only and does not convey to the Manager any right, title or interest in or to any assets of the Partnership, except that the Manager shall have and is hereby granted a license to enter upon and use such assets for the purpose of performing its duties and obligations hereunder.

ARTICLE VI

TERMINATION; SUCCESSOR MANAGER

Section 6.1                                      Termination

Upon dissolution and liquidation of the Partnership, this Agreement shall terminate.

Section 6.2                                      Successor Manager

In the event the General Partner withdraws or is removed from the Partnership and a successor becomes the General Partner, the successor General Partner shall automatically become the Manager of the Partnership and shall succeed to all of the rights and obligations of the Manager hereunder (provided that such succession shall not affect the rights of any former Manager to reimbursement provided by Article IV hereof), and the former Manager and its successor shall execute an instrument evidencing such succession. As soon as practicable after the effective date of such succession, the former Manager shall, at the cost and expense of the Partnership, deliver all records, data and information pertaining to the business and affairs of the Partnership to the successor Manager.

ARTICLE VII

REPORTS, RECORDS AND ACCESS

The Manager shall prepare, maintain and furnish all reports, records and information required by the Partnership Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1                                      Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, no lender, purchaser or other person shall be required to look to the application of proceeds hereunder or to verify any representation by the Manager as to the extent of the interest in the Partnership’s assets that the Manager is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other person shall be entitled to rely exclusively on the representations of the Manager as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the Manager, without joinder of any other persons, as if it were the sole party in interest therein, both legally and beneficially.

Section 8.2                                      Address and Notices

Any notice under this Agreement to the Partnership or the Manager shall be deemed given if received by it in writing at the principal office of the Partnership designated in the Partnership Agreement.

Section 8.3                                      Headings

All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

Section 8.4                                      Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except as provided in Section 6.2.

Section 8.5                                      Integration

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 8.6                                      Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.

Section 8.7                                      Counterparts

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 8.8                                      Accounting Principles

All financial reports requested to be rendered under this Agreement shall be prepared in accordance with generally accepted accounting principles.

Section 8.9                                      Severability

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

Section 8.10                                Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

PARTNERSHIP:

BUCKEYE PIPE LINE COMPANY, L.P.

By:	MAINLINE L.P., as General Partner

By:	MAINLINE GP, INC., as General Partner

By:
Stephen C. Muther
Senior Vice President-Administration,
General Counsel and Secretary

MANAGER:

MAINLINE L.P.

By:	MAINLINE GP, INC., as General Partner

By:
Robert B. Wallace
Senior Vice President — Finance and
Chief Financial Officer